Exhibit 24

Carrizo Oil & Gas, Inc.

Power of Attorney

WHEREAS, the undersigned, in his individual capacity, and in his capacity as an officer of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), may be required to prepare, execute and file with the Securities and Exchange Commission (the “Commission”) under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), (i) Forms 3, 4 and 5 (“Forms”) relating to the undersigned’s holdings of and transactions in securities of the Company; (ii) other filings on behalf of the Company under the Exchange Act (“Exchange Act Filings”); and (iii) Registration Statements and other forms and filings under the Securities Act of 1933, as amended (“Securities Act Filings” which, collectively with the Forms and other Exchange Act Filings being collectively referred to as the “Filings”);

NOW, THEREFORE, the undersigned, in his individual capacity with respect to the Forms and his official capacity as an officer of the Company, does hereby appoint Paul F. Boling, S.P. Johnson IV and Gerald A. Morton, and each of them severally, as his true and lawful attorney-in-fact or attorneys-in-fact and agent or agents with power to act with or without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his individual capacity with respect to the Forms, or his official capacity as an officer of the Company, Forms, Filings and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith, if any, and to file the same with the Commission and any stock exchange or similar authority.  Each said attorney-in-fact and agent shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorney.  The powers and authority of each said attorney-in-fact and agent herein granted shall remain in full force and effect until the undersigned is no longer required to file Forms or other Filings unless earlier revoked by the undersigned by giving written notice of such revocation to the Company.  The undersigned acknowledges that the said attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or to comply in any way with any of the undersigned’s other duties, responsibilities or obligations under the Exchange Act or the Securities Act.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 19th day of January, 2010.

/s/David L. Pitts
David L. Pitts